SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): March 31, 2006
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CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
469 North Harrison Street, Princeton, New Jersey (Address of Principal Executive Offices)	08543 (Zip Code)

Registrant's telephone number, including area code: (609) 683-5900
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENRTY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 31, 2006, Church & Dwight Co., Inc. (the "Company") entered into Change in Control and Severance Agreements (the "Agreement") with each of its executive officers. The terms of such Agreements are substantially identical, with the exception of the Agreements with James R. Craigie, President and Chief Executive Officer of the Company and Joseph A. Sipia, Jr., Vice President, President and Chief Operating Officer Specialty Products Division, the terms for which are set forth below. The following summary applies to each executive officer's Agreement with the Company. Differences in the Agreements with Mr. Craigie and Mr. Sipia are also noted below.

The Agreement provides for severance benefits if the executive officer's employment is terminated under certain defined circumstances within a two (2) year period following a change in control ("CIC Termination"). As defined in the Agreement, a change of control shall have occurred if (i) a person becomes the beneficial owner of 50% or more of the commons stock of the Company, (ii) stockholders of the Company approve a merger or other business combination or a sale of all or substantially all of the assets of the Company (or the sale of the Specialty Products Division of the Company in addition to the aforementioned in the case of Mr. Sipia) or (iii) there occurs a change in the majority of the members of the Company's Board of Directors not approved by members of the Board prior to such change. Such circumstances include termination of such executive officer's employment for "good reason" or "without cause," as defined in the Agreement. Severance benefits for the executive officer in the event of a CIC Termination include: (i) a payment equal to two (2) times (three (3) times in the case of Mr. Craigie) the sum of (a) the executive officer's annual base salary, as defined in the Agreement and (b) the executive officer's target bonus amount for the year in which the CIC Termination occurs, payable in a lump sum on the date that is six months following the executive officer's CIC Termination; (ii) a payment equal to the executive officer's target bonus payment under the Company's management incentive plan multiplied by a fraction, the numerator of which is the number of days that have elapsed in the year of the executive officer's CIC Termination and the denominator of which is 365, payable in a lump sum on the date that is six (6) months following the executive officer's CIC Termination; and (iii) continuation, for a twenty-four (24) month period (a thirty-six (36) month period in the case of Mr. Craigie) following the executive officer's CIC Termination, of group term life insurance for the executive officer, and, if elected by the executive officer, group medical and dental coverage for the executive officer and such executive officer's covered dependents.

The Agreement also provides for severance benefits if the executive officer's employment is terminated under certain defined circumstances not in connection with a change in control ("Non-CIC Termination). Such circumstances include termination for "good reason" or "without cause," as defined in the Agreement. Severance benefits for the executive officer in the case of a Non-CIC Termination include: (i) a payment equal to one (1) times (two (2) times in the case of Mr. Craigie) the executive officer's annual base salary, as defined in the Agreement, to be paid 50% on the date that is six (6) months following the executive officer's Non-CIC Termination, and the remaining 50% to be paid in six substantially equal monthly installments; (ii) a payment equal to the executive officer's target bonus payment under the Company's management incentive plan multiplied by a fraction, the numerator of which is the number of days that have elapsed in the year of the executive officer's Non-CIC Termination and the denominator of which is 365, payable in a lump sum on the date that is six (6) months following the executive officer's Non-CIC Termination; and (iii) a continuation, for a twelve (12) month period (a twenty-four (24) month period in the case of Mr. Craigie) following the executive officer's Non-CIC Termination, of group term life insurance for the executive officer, and, if elected by the executive officer, group medical and dental coverage for the executive officer and such executive officer's covered dependents.

The Agreement also contains customary provisions regarding confidentiality, non-disparagement, and non-competition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.
Date:	April 3, 2006	By:	/s/ JAMES R. CRAIGIE
Name: James R. Craigie Title: President and Chief Executive Officer